Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Sirius XM Radio Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-158135, No. 333-152548, No. 333-139869, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-108387, No. 333-104406, No. 333-85847, No. 333-65602, and No. 333-64344) on Form S-3, in the registration statement (No. 333-144845) on Form S-4, and in the registration statements (No. 333-169309, 333-166699, 333-160386, No. 333-159206, No. 333-158156, No. 333-156441, No. 333-152574, No. 333-149186, No. 333-142726, No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-111221, No. 333-106020, No. 333-101515, No. 333-100083, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-62818, No. 333-47954, No. 333-31362, and No. 333-15085), on Form S-8 of Sirius XM Radio Inc. of our reports dated February 9, 2012, with respect to the consolidated balance sheets of Sirius XM Radio Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2011, and the related financial statement schedule for each of the years in the three-year period ended December 31, 2011, and with respect to the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of Sirius XM Radio Inc.

/s/ KPMG LLP

New York, New York

February 9, 2012